Exhibit 1.1
Kenvue Inc.
Common Stock, par value $0.01 per share
Underwriting Agreement
[●], 2024
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
BofA Securities, Inc.
As representatives (the “Representatives”) of the several Underwriters named in Schedule II hereto
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
The selling stockholders named in Schedule I hereto (the “Selling Stockholders”) of Kenvue Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of [●] shares (the “Shares”) of common stock, par value $0.01 per share (the “Stock”), of the Company.
Following the execution of this Agreement, Johnson & Johnson, a New Jersey corporation (“J&J”), is expected to enter into an exchange agreement with the Selling Stockholders (the “Exchange Agreement” and, together with this Agreement, the “Transaction Documents”), pursuant to which J&J would transfer and deliver the Shares to the Selling Stockholders in satisfaction of certain indebtedness of J&J expected to be held by the Selling Stockholders (the “Debt-for-Equity Exchange”). J&J has no obligation to, and may in its sole discretion decide not to, enter into the Exchange Agreement and transfer the Shares to the Selling Stockholders.
1.    (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)    A registration statement on Form S-1 (File No. 333-[●]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the

Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference in the prospectus contained therein has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of such prospectus; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the: (I) J&J Information (as defined in Section 9(b) of this Agreement); (II) Selling Stockholder Information (as defined in Section 9(c) of this Agreement); or (III) Underwriter Information (as defined in Section 9(d) of this Agreement).
(iii)    For the purposes of this Agreement, the “Applicable Time” is [●] p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the J&J Information, Selling Stockholder Information or Underwriter Information;
(iv)    (A) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (B) the Company has not prepared or used any Issuer Free Writing Prospectus, except as set forth on Schedule III(a) hereof; and (C) no other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;
(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the J&J Information, Selling Stockholder Information or Underwriter Information;
(vi)    Neither the Company nor any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X) of the Company has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (A) sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Pricing Prospectus, or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (i) any change in the capital stock of the Company (other than as a result of (1) the exercise, if any, of stock options or the award, if any, of stock options, restricted stock units or restricted stock in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus and the Prospectus, (2) the repurchase of shares of capital stock of the Company upon termination of the holder’s employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company or (3) the issuance, if any, of capital stock of the Company upon the exercise or conversion of Company securities as described in the Pricing Prospectus and the Prospectus), (ii) any increase in long-term debt of the Company or any of its Significant Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, or (iii) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect in or affecting (I) the business, properties, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (II) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(vii)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to Intellectual Property (as defined below), ownership and usage rights to which are addressed exclusively in Section 1(a)(xxxiii)), in each case free and clear of all liens, encumbrances and defects except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(viii)    Each of the Company and each of its Significant Subsidiaries has been (A) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdictions), with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation, limited liability company or other entity type, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdictions) in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ix)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
(x)    The compliance by the Company with this Agreement and the consummation by the Company of the transactions contemplated by this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Significant Subsidiaries or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (1) such as have been obtained under the Act, (2) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (3) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (4) where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications would not materially impair the ability of the Company to consummate the transactions contemplated by this Agreement;
(xi)    Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xii)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
(xiii)    Other than as set forth in the Pricing Prospectus, to the Company’s knowledge, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company or any of its subsidiaries or any officer or director of the Company is a party or of which any property of the Company or any of its subsidiaries or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the

Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;
(xiv)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;
(xv)    At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
(xvi)    PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
(xvii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (A) complies with the requirements of the Exchange Act applicable to the Company; (B) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”); and (C) is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that nothing in this Agreement shall require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law) and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;
(xviii)    Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xix)    The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; and such disclosure controls and procedures have been designed to ensure, at a reasonable assurance level, that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective;
(xx)    This Agreement has been duly authorized, executed and delivered by the Company;
(xxi)    Neither the Company nor any of its subsidiaries, or any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in connection with the business of the Company, (A) made, offered, promised or authorized, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof) (B) made, offered, promised or authorized, any direct or indirect unlawful payment or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption or anti-bribery law or related law, statute or regulation (collectively, “Anti-Corruption Laws”); and the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;
(xxii)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency applicable to the Company and its subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;
(xxiii)    Neither the Company nor any of its subsidiaries, or any director or officer thereof, nor, to the Company’s knowledge, any employee, agent or affiliate, or any other person associated with or acting on behalf of the Company or any of its subsidiaries is (A) currently the subject of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the United Nations Security Council or other sanctions authority with jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”) or (B) except to the extent permitted by applicable law, located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”); except to the extent permitted by applicable law, the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of financing or facilitating the activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; except to the extent permitted by applicable law, neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures reasonably designed to promote and achieve continued compliance with Sanctions;
(xxiv)    The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company, at the dates indicated and the consolidated statement of operations, statement of comprehensive income (loss), statement of equity and statement of cash flows of the Company and its subsidiaries for the periods specified; and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with U.S. GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the information shown therein. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The pro forma financial information and related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Act and the Exchange Act, and the assumptions underlying such pro forma financial information provide a reasonable basis for presenting the significant effects of the events described therein and are set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;
(xxv)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(xxvi)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;
(xxvii)    To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that nothing in this Agreement shall require the Company to comply with Section 404 of the Sarbanes Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law);
(xxviii)    Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares;
(xxix)    The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxx)    The Company and its subsidiaries, taken as a whole, are insured (including self-insured) against such losses and risks and in such amounts as the Company believes in good faith are prudent and customary in the businesses in which they are engaged and as required by law;
(xxxi)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, regulations, requirements, decisions, orders, decrees and consents relating to the protection of the environment or natural resources, pollution, hazardous or toxic substances, wastes, pollutants, chemicals or contaminants, including petroleum or petroleum products, per- and polyfluoroalkyl substances, asbestos or mold (“Hazardous Materials”) or human health and safety (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws (“Environmental Permits”) to conduct their respective businesses, (iii) are and have been in compliance with all terms and conditions of any such Environmental Permit, (iv) are not conducting or paying for any investigation, remediation or corrective action at any location pursuant to any Environmental Law and (v) to the knowledge of the Company, are not otherwise the subject of any actual or potential violation, liability or obligation, and there is no pending or, to the Company’s knowledge, threatened notice, complaint, action, suit, proceeding, investigation or claim, under or relating to Environmental Laws or Environmental Permits, including with respect to Hazardous Materials, and the Company and its subsidiaries have no knowledge of any event or condition that would reasonably be expected to result in such notice, complaint, action, suit, proceeding, investigation or claim and (B) to the knowledge of the Company, there are no costs, obligations or liabilities associated with or arising under Environmental Laws or Environmental Permits of or relating to the Company or its Significant Subsidiaries;
(xxxii)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there are no proceedings pending or, to the knowledge of the Company, contemplated against the Company or its subsidiaries under Environmental Laws in which a government authority is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $300,000 or more will be imposed by such government authority, and (B) the Company is not aware of any facts or issues regarding compliance with Environmental Laws that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, taken as a whole, and none of the Company and its subsidiaries anticipate incurring any material capital expenditures to comply with any Environmental Laws;
(xxxiii)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries own or have sufficient rights to use any and all patents, trademarks, service marks, trade names, domain names, other source indicators, copyrights, copyrightable works, know-how (including trade secrets, systems, procedures and other unpatented or unpatentable proprietary or confidential information), and all other intellectual property and similar proprietary rights in any and all applicable jurisdictions worldwide (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”) used or held for use in, or otherwise necessary for the conduct of, their respective businesses as presently conducted, (B) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses, including the sale, offering for sale, marketing and other commercialization of their respective products and services, does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any third party, (C) the Company and its subsidiaries have not received any written notice of any pending or threatened claim alleging infringement, misappropriation or other violation by the Company or any of its subsidiaries of any Intellectual Property of any third party, or challenging the validity, enforceability or ownership of any Intellectual Property of the Company or any of its subsidiaries, (D) to the knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries has been infringed, misappropriated or otherwise violated by any person, (E) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries is valid and enforceable and (F) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof;
(xxxiv)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ respective information technology assets, including equipment, computers, systems, networks, hardware, software, applications, data and databases (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or in the control of the Company or any of its subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, in each case, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained reasonable physical, technological and administrative controls, policies, procedures and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and to maintain and protect the security of all data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Protected Data”)) used in connection with their businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, in all material respects, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, in each case, that are designed to protect against and prevent any breach or other unauthorized distribution, use, destruction, loss, disablement, misappropriation or compromise of, or unauthorized access or modification to, any IT System or Protected Data used in connection with the operation of the Company’s and its subsidiaries’ respective businesses (“Breach”). Except as would not reasonably be expected to have a Material Adverse Effect, there has been no such Breach, and the Company and its subsidiaries have not been notified in writing of, and have no actual knowledge of any event or condition that would reasonably be expected to result in, any such Breach;
(xxxv)    Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have complied with, and are presently in compliance with, all external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other applicable legal obligations, in each case, regarding the collection, use, transfer, import, export, storage, protection, security, disposal, disclosure or other processing by the Company and its subsidiaries of Protected Data (“Data Security and Privacy Obligations”). Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any written notification of or complaint regarding any non-compliance with any Data Security and Privacy Obligation. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened claim, action, suit, investigation or other proceeding by or before any court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Data Security and Privacy Obligation;
(xxxvi)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries (A) are, and at all times have been, in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company and its subsidiaries (“Applicable Regulatory Laws”), except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries; and (B) has not received any U.S. Food and Drug Administration (“FDA”) Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any court or arbitrator or governmental or regulatory authority alleging or asserting material non-compliance with (i) any Applicable Regulatory Laws or (ii) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Regulatory Laws, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries; and
(xxxvii)    The Company and each of its Significant Subsidiaries have filed all federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), all tax returns that have been filed have been true and complete and the Company and each of its Significant Subsidiaries have paid all taxes required to be paid (except for cases in which the failure of such tax returns to be true and complete or to pay would not reasonably be expected to have a Material Adverse

Effect). No tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had (nor does the Company nor any of its Significant Subsidiaries have any written notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Significant Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.
(b)    J&J represents and warrants to, and agrees with, each of the Underwriters, the Company and the Selling Stockholders that:
(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by J&J of the Transaction Documents, and delivery of the Shares to be sold by J&J pursuant to the Exchange Agreement, have been obtained; and J&J has full right, power and authority to enter into the Transaction Documents and to sell, assign, transfer and deliver the Shares to the Selling Stockholders;
(ii)    The Exchange Agreement has been duly authorized, and, prior to the Time of Delivery, the Exchange Agreement will have been duly executed and delivered by J&J;
(iii)    The execution, delivery and performance by J&J of the Transaction Documents, the sale of the Shares to be sold by J&J to the Selling Stockholders pursuant to the Exchange Agreement and the consummation by J&J of the transactions contemplated by the Transaction Documents and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which J&J is a party or by which J&J is bound or to which any of the property or assets of J&J is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of J&J or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over J&J, except, in the case of clauses (A) and (C), for such defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of J&J to consummate the transactions contemplated by the Transaction Documents; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by J&J of its obligations under the Transaction Documents and the Pricing Prospectus and the consummation by J&J of the transactions contemplated by the Transaction Documents in connection with the Shares to be sold by J&J pursuant to the Exchange Agreement, except (1) the registration under the Act of the Shares, (2) the approval by FINRA of the underwriting terms and arrangements, (3) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (4) where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications would not materially impair the ability of J&J to consummate the transactions contemplated by the Transaction Documents;
(iv)    J&J has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and
(v)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the J&J Information pursuant to Items 7 and 11(m) of Form S-1 expressly for use therein, such Registration Statement and Preliminary

Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(c)    Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by each Selling Stockholder of the Transaction Documents have been received; and each Selling Stockholder has full right, power and authority to enter into the Transaction Documents and to sell, assign, transfer and deliver the Shares to the Underwriters;
(ii)    Assuming the Debt-for-Equity Exchange is consummated immediately prior to the Time of Delivery, such Selling Stockholder will have good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
(iii)    Such Selling Stockholder’s Selling Stockholder Information in the Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto at the Applicable Time is, and at the Time of Delivery will be, true, correct and complete in all material respects and did not, as of the Applicable Time, and at the Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the case of the Preliminary Prospectus and Prospectus, in the light of the circumstances under which they were made, not misleading; and
(iv)    Such Selling Stockholder will deliver to the Representatives (or its agent), prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
2.    Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[●], the number of Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder.
3.    Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.
4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by each of the Selling Stockholders to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on [●], 2024, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing. Such time and date for delivery of Shares is herein called the “Time of Delivery”.
(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Sections 8(m) and 8(n) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY, 10017 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day (as defined below) next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
5.    The Company agrees with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding against the Company for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation (where not otherwise required), (ii) subject itself to taxation for doing business in any jurisdiction in which it is not otherwise subject to taxation or (iii) file a general consent to service of process in any jurisdiction (where not otherwise required);
(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives), and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Representatives shall furnish to the Company in connection with such request) as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided, however, that the Company may satisfy the requirements of this Section 5(d) by filing such information through the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);
(e) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC; provided that the restrictions contained in this paragraph shall not apply to (A) the issuance by the Company of shares of

Stock or any other security pursuant to the exercise of an option or warrant or the conversion or exchange of a security in each case outstanding on the date hereof and described in the Registration Statement and the Prospectus, (B) issuances by the Company of grants of options, restricted shares, restricted share units or other equity-based awards (including any securities convertible into Stock) to officers, directors, employees and consultants of the Company in accordance with the terms of an equity incentive plan described in the Registration Statement and the Prospectus, or the issuance by the Company of shares of Stock upon the exercise thereof, (C) the filing by the Company of a registration statement with the Commission on Form S-8, or (D) the issuance of shares of Stock, or any securities convertible into or exercisable or exchangeable for shares of Stock, or the entry into an agreement to issue shares of Stock, in each case in connection with any bona fide merger, joint venture, strategic alliance, commercial or other collaborative transaction, or the acquisition or license by the Company of the business, property, technology or other assets of another individual or entity that is an unaffiliated third party of the Company, or the assumption of an employee benefit plan in connection with such a merger or acquisition; provided that the aggregate number of shares of Stock or securities convertible into or exercisable for Stock (on an as-converted or as exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to clause (D) above shall not exceed 10% of the total number of shares of the Company’s Stock issued and outstanding immediately following the completion of the transactions contemplated by the Transaction Documents;
(f)    During a period of two years from the effective date of the Registration Statement, to furnish to its stockholders by the applicable Commission filing deadline after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, by the applicable Commission filing deadline after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this Section 5(f) by filing such information through EDGAR;
(g)    During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that (i) the Company may satisfy the requirements of this Section 5(g) by filing such information through EDGAR and (ii) no such information is required to be furnished pursuant to this Section 5(g) if furnishing such information would require disclosure by the Company under Regulation FD;
(h)    To use its best efforts to list for trading the Shares on the New York Stock Exchange (the “Exchange”);
(i)    During a period of three years from the effective date of the Registration Statement, to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
(j)    If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(k)    Upon written request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo (together, the “Marks”) for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the Marks shall be used solely for the purpose described above and solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company’s reputation or goodwill. Such License is granted without any fee and may not be assigned or transferred.
6.    (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; J&J represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
(c)    The Company agrees that if at any time following the issuance or other distribution of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication authorized by the Company any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other appropriate document which will correct such conflict, statement or omission; provided, however, that this paragraph shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the J&J Information, Selling Stockholder Information or Underwriter Information;
7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum (if any), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (provided that the amount payable by the Company for the fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (v) (excluding filing fees) shall not exceed $50,000 in the aggregate); (vi) the cost of preparing stock certificates (if any); (vii) the cost and charges of any transfer agent or registrar; (viii) costs, fees and taxes (including stamp duties, stock transfer taxes or other taxes) incident to, and in connection with, the authorization, sale and delivery of the Shares and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, J&J and the Selling Stockholders herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company, J&J and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;
(b)    Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)    Cravath, Swaine & Moore LLP, counsel for the Company and J&J, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to the Representatives;
(d)    Gordon Rees Scully Mansukhani, LLP, special New Jersey counsel for J&J, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives;
(e)    On the date of the Prospectus concurrently with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

(f)    On the date of the Prospectus concurrently with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, the Company shall have furnished to the Representatives a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;
(g)    (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been (A) any change in the capital stock of the Company (other than as a result of (1) the exercise, if any, of stock options or settlement of restricted stock units (including any “net” or “cashless” exercises or settlements), or the award, if any, of stock options, restricted stock units, restricted stock or other awards in the ordinary course of business pursuant to the Company’s equity incentive plans described in the Pricing Prospectus and the Prospectus, (2) the repurchase of shares of capital stock of the Company upon termination of the holder’s employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, (3) the repurchase of shares of capital stock of the Company pursuant to a publicly announced share repurchase program that is described in the Pricing Disclosure Package or (4) the issuance, if any, of capital stock of the Company upon the exercise or conversion of Company securities (as described in the Pricing Prospectus and the Prospectus)), (B) any increase in long-term debt of the Company or any of its Significant Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, or (C) any change or effect in or affecting (x) the business, properties, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(h)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
(i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange, (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(j)    The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange;
(k)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto or otherwise in form and substance satisfactory to the Representatives;
(l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
(m)    The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request;
(n)    J&J shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of J&J reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of J&J herein at and as of the Time of Delivery, as to the performance by J&J of all of its obligations hereunder to be performed at or prior to the Time of Delivery and as to such other matters as the Representatives may reasonably request;
(o)    The Exchange Agreement shall have been duly authorized, executed and delivered by J&J and each of the Selling Stockholders; and
(p)    The Debt-for-Equity Exchange shall have been consummated (i) in accordance with the terms and conditions of the Exchange Agreement and (ii) consistent in all material respects with the description thereof set forth in the Time of Sale Prospectus and the Prospectus.
9.    (a) The Company will indemnify and hold harmless each Underwriter and Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Pricing Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter or Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, in reliance upon and in conformity with the J&J Information, Selling Stockholder Information or Underwriter Information.
(b)    J&J will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the J&J Information; and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to J&J and an applicable document, “J&J Information” shall mean the written information furnished to the Company in writing by J&J expressly for use therein, it being understood and agreed that the only such information furnished by J&J is the information in the row beginning with “Johnson & Johnson” in the table in the section entitled “Principal and Selling Shareholders” and the description of the Exchange Agreement and the Debt-for-Equity Exchange in the Registration Statement, the Pricing Prospectus and the Prospectus.
(c)    Each of the Selling Stockholders will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to any Selling Stockholder and an applicable document, “Selling Stockholder Information” shall mean the written information furnished to the Company in writing by the Selling Stockholders expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholders are their respective legal names.

(d)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, J&J and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, J&J and/or each Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information, and will reimburse the Company, J&J and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, J&J and each Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names of the Underwriters appearing on the front and back cover pages of the Preliminary Prospectus and the Prospectus; the names of the Underwriters set forth in the table of underwriters in the first paragraph under the caption “Underwriting (Conflicts of Interest)”; the reallowance figure appearing in the seventh paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting (Conflicts of Interest)”.
(e)    Promptly after receipt by an indemnified party under subsections (a), (b), (c) or (d) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that (i) local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding; provided that the fees and expenses of such local counsel shall be reasonably incurred; (ii) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (v) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(f)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a), (b), (c) or (d) of this Section 9 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company in one regard, J&J in the second regard, the Selling Stockholders in the third regard and the Underwriters in the fourth regard from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company in one regard, J&J in the second regard, the Selling Stockholders in the third regard and the Underwriters in the fourth regard in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and J&J on the one hand and the Underwriters on the other in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company in one regard, J&J in the second regard, the Selling Stockholders in the third regard and the Underwriters in the fourth regard and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, J&J, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the discount received by it in its capacity as an Underwriter hereunder, exceeds any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.
(g)    The obligations of the Company, J&J, the Selling Stockholders and the Underwriters under this Section 9 shall be in addition to any liability which the Company, J&J, the Selling Stockholders and the Underwriters may otherwise have. For purposes of this Section 9, (A) each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter shall have the same rights as such Underwriter; (B) each employee, officer and director of the Company and each person, if any, who controls the Company within the meaning of the Act shall have the same rights as the Company; (C) each employee, officer and director of J&J and each person, if any, who controls J&J within the meaning of the Act shall have the same rights as J&J; and (D) each employee, officer and director of the Selling Stockholders and each person, if any, who controls such Selling Stockholder within the meaning of the Act shall have the same rights as such Selling Stockholder.
10.    (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company, J&J and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company, J&J and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Company, J&J or the Selling Stockholders notify the Representatives that they have so arranged for the purchase of such Shares, the Representatives, the Company, J&J or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company, J&J and the Selling Stockholders as provided in subsection (a) of this Section 10, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company, J&J and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such defaulting Underwriter or Underwriters agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such defaulting Underwriter or Underwriters agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company, J&J and the Selling Stockholders as provided in subsection (a) of this Section 10, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, or if the Company, J&J and the Selling Stockholders shall not exercise the right described in subsection (b) of this Section 10 to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, J&J or the Selling Stockholders, except for the expenses to be borne by the Company, J&J, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, J&J, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, J&J or the Selling Stockholders, or any officer or director or controlling person of the Company, J&J or the Selling Stockholders and shall survive delivery of and payment for the Shares.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in subsections (i), (iii), (iv) and (v) of Section 8(i) hereof), any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Shareholder hereunder) will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but J&J and the Selling Stockholders and shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by either of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. on behalf of the Representatives.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: (212) 622-8358) and to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to their respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: (212) 622-8358) and BofA Securities, Inc., One Bryant Park, New York, New York 10036. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, J&J and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the employees, officers and directors of the Company, each person who controls the Company, J&J, the Selling Stockholders or any Underwriter, or any director, officer, employee or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.    Each of the Company, J&J and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between Company in one regard, J&J in the second regard, the Selling Stockholders in the third regard and the several Underwriters in the fourth regard, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, J&J or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, J&J or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, J&J or any Selling Stockholder on other matters) or any other obligation to the Company, J&J or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) each of the Company, J&J and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company, J&J and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, owes a fiduciary or similar duty to any of the Company, J&J or the Selling Stockholders in connection with such transaction or the process leading thereto.
17.    The Transaction Documents supersede all prior agreements and understandings (whether written or oral) among the Company, J&J, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. Each of the Company, J&J, the Selling Stockholders and the Underwriters agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company, J&J, the Selling Stockholders and the Underwriters agrees to submit to the jurisdiction of, and to venue in, such courts.
19.    Each of the Company, J&J, the Selling Stockholders and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
21.    Notwithstanding anything herein to the contrary, each of the Company, J&J and the Selling Stockholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, J&J, and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
22.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
23.    Contractual Recognition of EU Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto and Intesa Sanpaolo S.p.A (the “EU Bail-in Party”), each of the other parties acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:
(a)the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the EU Bail-in Party to the other parties under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i)the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii)the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the EU Bail-in Party or another person, and the issue to or conferral on the other parties hereto of such shares, securities or obligations;
(iii)the cancellation of the BRRD Liability;
(iv)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;
(b)the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
(c)As used in this section:
“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
“Bail-in Powers” means any write-down and conversion powers as defined in relation to the relevant Bail-in Legislation;
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“EU Bail-in Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) as in effect from time to time;
“BRRD Liability” means a liability in respect of which the relevant write-down and conversion powers in the applicable Bail-in Legislation may be exercised; and
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the EU Bail-in Party.
If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, J&J and the Selling Stockholders. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, J&J and the Selling Stockholders for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours, Kenvue Inc.

By:
Name:
Title:

Johnson & Johnson

By:
Name:
Title:

Goldman Sachs & Co. LLC, in its capacity as a Selling Stockholder

By:
Name:
Title:

J.P. Morgan Securities LLC, in its capacity as a Selling Stockholder

By:
Name:
Title:
[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof: Goldman Sachs & Co. LLC, in its capacity as an underwriter and Representative of the several underwriters named herein

By:
Name:
Title:

J.P. Morgan Securities LLC, in its capacity as an underwriter and Representative of the several underwriters named herein

By:
Name:
Title:

BofA Securities, Inc., in its capacity as an underwriter and Representative of the several underwriters named herein

By:
Name:
Title:

On behalf of each of the Underwriters.
[Signature Page to the Underwriting Agreement]

SCHEDULE I

Selling Stockholder	Total Number of Shares to be Sold

Goldman Sachs & Co. LLC	[●]
J.P. Morgan Securities LLC	[●]
Total	[●]
[Schedule I]

SCHEDULE II

Underwriter	Total Number of Shares to be Purchased

Goldman Sachs & Co. LLC	[●]
J.P. Morgan Securities LLC	[●]
BofA Securities, Inc.	[●]
Total	[●]
[Schedule II]

SCHEDULE III
(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
Electronic roadshow dated [●], 2024.
(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
The initial public offering price per share for the Shares is $[●].
The number of Shares purchased by the Underwriters is [●].
(c) Written Testing-the-Waters Communications:
None.
[Schedule III]

SCHEDULE IV

	Name	Address

1.	Thibaut Mongon

2.	Luani Alvarado

3.	Charmaine England

4.	Carlton Lawson

5.	Jan Meurer

6.	Matthew Orlando

7.	Paul Ruh

8.	Meredith (Meri) Stevens

9.	Bernardo Tavares

10.	Caroline Tillett

11.	Ellie Bing Xie

12.	Larry J. Merlo

13.	Richard E. Allison, Jr.

14.	Peter M. Fasolo

15.	Tamara S. Franklin

16.	Seemantini Godbole

17.	Melanie L. Healey

18.	Betsy D. Holden

19.	Vasant Prabhu

20.	Michael E. Sneed

21.	Joseph J. Wolk
[Schedule IV]

ANNEX I
Kenvue Inc.
Lock-Up Agreement
[●], 2024
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
BofA Securities, Inc.
As representatives (the “Representatives”) of the several Underwriters named in Schedule II to the Underwriting Agreement
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Re:  Kenvue Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”), with Kenvue Inc., a Delaware corporation (the “Company”), Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”), and the selling stockholders named in Schedule I thereto (the “Selling Stockholders”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (as may be amended from time to time, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this letter agreement (this “Lock-Up Agreement”) and continuing to and including the date 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (1) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such shares of Common Stock of the Company, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such shares or Lock-Up Securities now owned or hereafter acquired by the undersigned, (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock of the Company or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), or (3) otherwise publicly announce any intention to engage in or cause any Transfer (except for Transfers permitted under this Lock-Up Agreement) that is inconsistent with Johnson & Johnson’s or the Company’s prior public disclosure with regards thereto. The undersigned represents and warrants that the undersigned is not currently, and has not caused or directed any of its affiliates to be or become, a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period (other than Transfers permitted under this Lock-Up Agreement).
Notwithstanding the foregoing, the undersigned may:
(a) transfer the undersigned’s Lock-Up Securities:
(i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; and provided, further, that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting such transfer of the undersigned’s shares of Common Stock of the Company, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of such shares of Common Stock of the Company, shall be required or shall be voluntarily made during the Lock-Up Period (other than any Form 4 filing or filing of any other required form, which shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);
(ii) upon death by will, testamentary document or intestate succession; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock of the Company shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(iii) if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust; provided that such transfer shall not involve a disposition for value; provided, further, that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock of the Company, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of such shares of Common Stock of the Company, shall be required or shall be voluntarily made during the Lock-Up Period (other than any Form 4 filing or filing of any other required form, which shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);
(iv) to a partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; provided that the transferee or distributee agrees to be bound in writing by the restrictions set forth herein; provided, further, that such transfer or distribution shall not involve a disposition for value; and provided, further, that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock of the Company, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of such shares of Common Stock of the Company, shall be required or shall be voluntarily made during the Lock-Up Period (other than any Form 4 filing or filing of any other required form, which shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);
(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above; provided that such transfer or distribution shall not involve a disposition for value; provided, further, that the nominee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock of the Company, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of such shares of Common Stock of the Company, shall be required or shall be voluntarily made during the Lock-Up Period (other than any Form 4 filing or filing of any other required form, which shall clearly indicate in the footnotes thereto the nature and conditions of such transfer);
(vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock of the Company shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(vii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee; provided that any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock of the Company shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(viii) in connection with a sale of the undersigned’s shares of Common Stock of the Company acquired in open market transactions after the closing date of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act reporting such transfer of the undersigned’s shares of Common Stock of the Company, or other public filing, report or announcement by or on behalf of the undersigned reporting a reduction in beneficial ownership of such shares of Common Stock of the Company, shall be required or voluntarily made during the Lock-Up Period;
(ix) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants, exchange, conversion or other rights to purchase shares of Common Stock of the Company (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants, exchange, conversion or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement; and provided, further, that any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock of the Company shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; or
(x) with the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters;
(b)    enter into a written plan meeting the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company; provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period; and provided, further, that, to the extent a public announcement, report or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of a Rule 10b5-1 Plan, such announcement, report or filing shall include a statement to the effect that no transfer of Common Stock of the Company may be made under such plan during the Lock-Up Period;
(c) transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement; and
(d) make any demands or requests for, exercise any right with respect to, or take any action in preparation of the registration by the Company under the Securities Act of the undersigned’s Lock-Up Securities or other securities; provided that no securities of the Company may be sold, distributed or exchanged prior to the expiration of the Lock-Up Period.
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.
The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock of the Company, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.
This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) [●], 2024, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)
[Signature Page to Lock-Up Agreement]